         As filed with the Securities and Exchange Commission on July 10, 1995.

                                                    Registration No. 33-______


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   XICOR, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                            94-2526781
- ----------------------------                               -------------------
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation or                                    Identification No.)
       organization)

                               1511 Buckeye Drive
                               Milpitas, CA 95035
   (Address, including zip code, of Registrant's principal executive offices)

                                -----------------

                      XICOR, INC. 1995 DIRECTOR OPTION PLAN
                            (Full title of the plan)

                                -----------------

                                  RAPHAEL KLEIN
                       Chairman of the Board and President
                                   XICOR, INC.
                               1511 Buckeye Drive
                               Milpitas, CA 95035
                                 (408) 432-8888

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                        Copy to: Robert T. Clarkson, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

====================================================================================================

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of Securities to    Amount to be     Proposed Maximum     Proposed Maximum        Amount of
    be Registered          Registered     Offering Price Per   Aggregate Offering   Registration Fee
                                              Share (1)            Price (1)
- ----------------------------------------------------------------------------------------------------
Common Stock,
   without par value     200,000 shares         $6-7/8            $1,375,000           $474.14
- ----------------------------------------------------------------------------------------------------

(1)  Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on July 3, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the twelve weeks ended March 26, 1995 filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-9653) filed pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Bylaws of the Company provide for indemnification of any officer or director who was or is a party or is threatened to be made a party in any action or proceeding against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative, arbitration and investigative actions and proceedings, including any appeal thereof, which arise by reason of the fact that any such person is or was an agent of the Company. Section 317 of the California Corporations Code authorizes a court to award, or a Company's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Amended and Restated Articles of Incorporation provide for indemnification of directors to the maximum extent permitted by the California General Corporation Law. Pursuant to the authority provided in its Amended and Restated Articles of Incorporation, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protections.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number

         4.1  Xicor, Inc. 1995 Director Option Plan.

         5.1  Opinion of counsel as to legality of securities being registered.

         23.1 Consent of Independent Accountants.

         23.2 Consent of Counsel (contained in Exhibit 5.1).

         24.1 Power of Attorney (see page II-4).

Item 9.  Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the California General Corporation Law, the Amended and Restated Articles of Incorporation and the Amended Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 6th day of July, 1995.


                                       XICOR, INC.

                                       By /s/ RAPHAEL KLEIN
                                          -------------------------------------
                                          Raphael Klein
                                          Chairman of the Board and President


                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raphael Klein and Klaus G. Hendig, and each of them, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                         Title                                      Date
- -------------------------------------      ----------------------------------------------         ----------------------
/s/RAPHAEL KLEIN
- ---------------------------------          Chairman of the Board and President                         July 6, 1995
Raphael Klein                              (Principal Executive Officer)

/s/S. ALLAN KLEIN
- ---------------------------------          Director                                                    July 6, 1995
S. Allan Klein

/s/JULIUS BLANK
- ---------------------------------          Director                                                    July 6, 1995
Julius Blank

/s/HANS G. DILL
- ---------------------------------          Director                                                    July 6, 1995
Hans G. Dill

/s/ANDREW W. ELDER
- ---------------------------------          Director                                                    July 6, 1995
Andrew W. Elder

/s/KLAUS G. HENDIG
- ---------------------------------          Vice President, Finance and Administration                  July 6, 1995
Klaus G. Hendig                            (Principal Financial Officer)

/s/GERALDINE N. HENCH
- ---------------------------------          Vice President and Controller (Principal                    July 6, 1995
Geraldine N. Hench                         Accounting Officer)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         ------------------------------

                                    EXHIBITS

                         ------------------------------


                       Registration Statement on Form S-8

                                   Xicor, Inc.

                                  July 10, 1995

                                   XICOR, INC.
                                INDEX TO EXHIBITS


Exhibit
Number         Description
- -------     -----------------
 4.1        Xicor, Inc. 1995 Director Option Plan
 5.1        Opinion of counsel as to legality of securities being registered.
23.1        Consent of Independent Accountants.
23.2        Consent of Counsel (contained in Exhibit 5.1)
24.1        Power of Attorney (see page II-4 of the Registration Statement)